UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 21, 2007

CLEVELAND-CLIFFS INC
(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On February 21, 2007, Cleveland-Cliffs Inc issued a news release announcing the revenues and earnings for the fourth-quarter and full year ended December 31, 2006, a copy of which was attached as Exhibit 99(a) to the Current Report on Form 8-K filed on February 21, 2007. Subsequently, an error was discovered in the Statement of Consolidated Operations (Unaudited) that was included in the February 21, 2007 news release. The error resulted in a $7 million overstatement of Freight and Venture Partners’ Cost Reimbursements and an understatement of Cost of Goods Sold in an equal amount. The error had no impact on net income or earnings per share. A corrected Statement of Consolidated Operations (Unaudited) is attached as Exhibit 99(a) to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit

99(a)	Cleveland-Cliffs Inc Corrected Statement of Consolidated Operations (Unaudited)	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ George W. Hawk, Jr.

Name:	George W. Hawk, Jr.
Title:	General Counsel and Secretary

Dated: February 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99(a)	Cleveland-Cliffs Inc Corrected Statement of Consolidated Operations (Unaudited)	Filed Herewith